UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019 (November 7, 2019)

Gadsden Properties, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480-530-3495

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

ITEM 8.01. OTHER MATTERS.

On November 7, 2019, Gadsden Properties, Inc. (OTC Pink and TASE: GADS) (the “Company”) was notified of a suit filed against Fremont Hills Development Corporation (“FHDC”), a second-tier subsidiary owned by the Company. The suit was filed by Queens Land Builders, the former general contractor on the Mission Hills project, in California Superior Court in Alameda County, California.  Queens Land has also filed a mechanics' lien against the property for $5.7 million. In its suit, Queens Land alleges fraud; a demand to enforce the mechanics' lien; breach of written contract; a demand for a judicial accounting; and fraudulent conveyance.  Gadsden believes the suit is without merit and that the mechanics’ lien is invalid, and intends to take all steps necessary to dismiss and defend against the claims made by Queens Land. Under the acquisition of this property, FHDC is fully indemnified for this matter, and the indemnitor, Fremont Hills Development LLC, will pay for the defense of this suit.

Gadsden acquired FHDC and its Mission Hills development project as part of the closing on April 5, 2019 with Gadsden Growth Properties, Inc. (“GGP”). In turn, GGP acquired FHDC in late 2018 from its original owners, who had engaged Queens Land as the general contractor when the Mission Hills project began.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GADSDEN PROPERTIES, INC.

Date: November 13, 2019	By:	/s/ John Hartman
John Hartman
Chief Executive Officer

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